Exhibit 99.4

First Nine Months 2006 Monoline Financial Guaranty Insurance Industry Market Shares – New Originations

Market Shares of Gross Par Insured

FSA

U.S. Municipal Market(1)


FGIC
16%
XLCA
9%
Other(3)
8%
FSA
22%
AMBAC
23%
MBIA
22%

Total Volume:
$133.0 Billion

U.S. ABS Market(2)


FGIC
21%
FSA
15%
AMBAC
42%
MBIA
22%

Total Volume:
$124.1 Billion

International Market(2)


FGIC
11%
AMBAC
28%
FSA
26%
MBIA
35%

Total Volume:
$48.2 Billion

As of 9/30/06

(1) Source: Thomson Financial as reported in The Bond Buyer on October 16, 2006 (for percentage estimates) and November 1, 2006 (for par volume). Represents only primary issuances (no secondary).
(2) Source: Company reports (Includes ABS, MBS, CDOs and CDS).
(3) Other monoline financial guarantors.

1

FSA’s Portfolio of Insured Transactions is Highly DiversifiedNet Par Outstanding: $366 Billion As of 9/30/06. Statutory basis. CDS of CBOs and CDS of CLOs are included in CBOs and CLOs, respectively. Includes PFI/PPP transactions. 2% Collateralized Bond Obligations (CBOs)(1)5% Collateralized Loan Obligations (CLOs)(1) 11% Pooled Corporate Credit Default Swaps (CDS)(1) 3% Consumer Receivables 6% Residential 7% Other Asset-Backed 9% Other Municipal 4% Transportation 3% Healthcare 11% Utility 2% Housing 11% Tax-Supported Non-General Obligations 26% General Obligations 66% Municipal ($243 Billion)(2) 34% Asset-Backed ($123 Billion)of Cities, States and School Districts

6.8% of the portfolio is AAA by virtue of FSA insurance, which includes 2.2% of inter-company notes issued as a result of FSA refinanced transactions. Investment of Proceeds Returns produce net interest margin Assets and liabilities converted to floating rate – eliminating material interest rate risk Asset weighted average life equal to or shorter than funding Focus on ABS investments to maximize use of FSA analytical skills and market knowledge Very high credit standards (underlying ratings currently 93% AAA or equivalent)(1)$15.6Bn GIC principal outstanding at 9/30/06 FSA Capital Management Services (GIC Issuer) FSA-insured GICs for construction funds, debt service reserve funds, etc. $ $ FSA-insured GICs for credit linked note proceeds, etc. Municipal Funding Channel Structured Funding Channel $ Guaranteed Investment Contracts (GICs) are a Natural Adjunct to the Financial Guaranty Business

88% of FSA’s Insured Portfolio is Shadow-Rated Single-A or Higher (Net Par Outstanding) As of 9/30/06. Statutory basis. Internal FSA ratings expressed in industry terms. (1) Reflects benefit of layered loss reinsurance. (2) Sections do not sum to 100% due to rounding. Municipal $242.5 Bn ABS $122.8 Bn Overall Combined (Incl. ABS & Muni) $365.3 Bn (1) (1)(2) BBB12%AAA24%AA31%NIG<1%A33%BBB12%AAA66%AA18%NIG<1%A3%BBB12%AA38%AAA2%NIG<1%A47%

Case reserves total $50 million (GAAP total is also $50 million)FSA’s GAAP non-specific loss reserve balance is $134 million at 9/30/06 $746,755 $213 2.9 bps $163 FSA’s LossesHave Been Rare and of Limited Severity As of 9/30/06. Statutory basis. Net par insured since inception Total losses & LAE incurred Total losses & LAE incurred, as a percentage of net principal insured Actual losses paid to date $397,789 $192 4.8 bps $154 Asset- Backed Total $348,966 $21 0.6 bps $9 Municipal Dollars in Millions

FSA Has Experienced Strong Growth in Statutory Capital and Claims-Paying Resources$MM Rating agencies use claims-paying resources in evaluating guarantors' financial strength. Claims-paying resources Statutory capital CAGR: 18% CAGR: 16% Sept 30 December 31 8221,1571,3721,6962,1202,5922,8053,2176767821,0381,3201,4371,5941,8762,1042,2812,4182,5815,9783,8194,6585,2315,67664546694959697989900010203040506

By Sector By Rating 97% of FSA’s Fixed Income Investment Portfolio is Rated AA or HigherAs of 9/30/06. Excludes investments of consolidated variable interest entities and an equity investment in an affiliated company. Target index is 80% Lehman Municipal Bond 6+ Year Index; 20% Lehman Aggregate High Quality Index for domestic portfolio and 100% Lehman Aggregate High Quality Index for FSA Bermuda.At 9/30/06 target duration was 4.9 years and actual duration was 4.1 years. (1) 6.6% of the portfolio is AAA by virtue of FSA insurance. (1) Total Market Value: $4.6 Billion AAA81%AA11%A3%A-1+/P-1 (includes all short-term)5%Taxable17%Tax-Exempt78%Short-Term (including VRDNs)5%

Adjusted Book Value Per Share Operating Earnings Per Share (Twelve Month Trailing) CAGR Since July 2000 Merger: 19% CAGR Since July 2000 Merger: 16%(1) 12/00 12/01 12/02 12/03 12/04 12/05 12/00 12/01 12/02 12/03 12/04 12/05 Since the Dexia Merger, FSA Has Grown Operating Earnings and ABV per Share in the Mid to High Teens on a Compounded Annual BasisABV growth rate takes dividends into account. Financial Security Assurance Holdings Ltd.$3$4$5$6$7$8$9$10$11$50$60$70$80$90$100$110$120$130

Net PV Premium & Financial Products NIM Outstanding Net Unearned Premium Reserve $977 $1,256 $1,481 $1,774 $2,063 $2,313 CAGR: 17.4% The Stored Value of Future Revenues Has More Than Doubled Over the Past Five Years$2,455 Sept 30 Financial Security Assurance Holdings Ltd. $MM 5836708911,1671,3361,5101,5913945565906077278038642000200120022003200420052006

CAGR: 13.6% Another Growth Measure: Shareholders’ Equity (Even After Dividend Payments) Has Nearly Doubled in Five Years Sept 30 Financial Security Assurance Holdings Ltd. Year-End GAAP Equity $MM $3,059$2,823$2,550$2,168$1,868$1,636$1,4662000200120022003200420052006

FSA Has Strong Aggregate Corporate Returns Operating ROE Sept 30 (1) Trailing 12 month ROE. Financial Security Assurance Holdings Ltd.13.5%13.5%14.9%14.2%13.0%14.6%13.7%2000200120022003200420052006